                                                                   Exhibit 10.10


                          2002 SALES CHANNEL AGREEMENT

         THIS SALES CHANNEL AGREEMENT (this "Agreement") is made as of January 1, 2002 by and among Creo Products Inc., a federally incorporated Canadian corporation ("Creo Products"), CreoScitex America, Inc., a Washington corporation ("CreoScitex"), and printCafe, Inc., a Delaware corporation ("printCafe").

                                    RECITALS

         WHEREAS, printCafe and Creo Products are parties to that certain Amended and Restated Strategic Alliance Agreement dated as of December 31, 2001 (the "Strategic Alliance Agreement");

         WHEREAS, Section 6(b) of the Strategic Alliance Agreement states that Creo Products and its affiliates have the right to sell printCafe Products and Services in any market;

         WHEREAS, CreoScitex, a wholly-owned subsidiary of Creo Products, wishes to provide the Creo Sales Channel Services for the North American market and has agreed to provide such Creo Sales Channel Services with respect to printCafe's eCommerce Services;

         WHEREAS, Creo Products, CreoScitex and printCafe wish to set forth the terms and conditions of such a sales channel arrangement and have entered into this Agreement;

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.       SALES CHANNEL SERVICES.

         1.1 Subject to Paragraph 4.1 of this Agreement, printCafe hereby appoints CreoScitex as a sales channel of printCafe eCommerce Services in North America (the "Territory") to sell printCafe eCommerce Services and to promote the sale of printCafe eCommerce Services and CreoScitex accepts its appointment as such sales channel of printCafe eCommerce Services in the Territory, each in accordance with the terms, provisions and conditions of this Agreement; provided, however, that notwithstanding anything to the contrary in this
Agreement:

                  (A) CreoScitex will not sell to print buyers in the Territory without the express written consent of printCafe, which consent may be withheld in the sole discretion of printCafe, and printCafe reserves the right to create new or maintain existing third party sales and promotional channels of printCafe eCommerce Services to print buyers; and

                  (B) subject to the limitation set forth in Section 3.2 of this Agreement, printCafe reserves the right to sell printCafe eCommerce Services to any third party without any limitation and to promote the sale of printCafe eCommerce Services in the Territory through its own sales and marketing efforts.

         1.2 For the purposes of this Agreement, printCafe eCommerce Services shall include those services provided by printCafe specified in Schedule "A" which is annexed to and made part of this Agreement, and, subject to the limitations set forth herein, such other printCafe eCommerce Services as may, from time to time, be offered by printCafe in the Territory.

         1.3 As used in this Agreement, "Contract Value" means, unless otherwise specified:

                  (A) with respect to a contract with a term of greater than twelve months, the average annual dollar amount of payments during the initial term of the contract, excluding value added or sales taxes or other similar taxes payable on the amounts so charged;

                  (B) with respect to a contract with a term of twelve months or less, the dollar amount of payments under the terms of the contract for the duration of the such contract, excluding value added or sales taxes or other similar taxes payable on the amounts so charged;

provided, however, that the "Contract Value" for a Transaction Purchase Agreement (as described on Schedule "A") shall equal $2,500 and, provided, further, that the "Contract Value" for a printCafe Pro Agreement (as described on Schedule "A") shall equal the average annual dollar amount of payments a printer would have paid for an e-Unlimited Agreement (as described on Schedule "A") during the initial term of the contract, excluding value added or sales taxes or other similar taxes payable on the amounts so charged.

         1.4 This Agreement shall be effective as of the date first set out above (the "Effective Date") and unless otherwise terminated in accordance with the terms hereof, this Agreement shall remain in force until December 31, 2002.

2.       PERFORMANCE OBLIGATIONS.

         2.1 CreoScitex shall warrant and undertake to:

                  (A) Sales Channel Services. Use reasonable commercial efforts to develop, promote and maintain as far as practicable the market potential of the printCafe eCommerce Services in the Territory.

                  (B) Sales Representatives. Provide not less than forty (40) of sales channel representatives ("DSMs") to sell the printCafe eCommerce Services in the Territory and, unless otherwise agreed to by the parties hereto, not less than five dedicated e-media sales representatives ("ESMs") to close agreements related to the sale of the printCafe eCommerce Services by CreoScitex.

                  (C) Quota Sales Targets. Establish and maintain the specific quotas for sales of the printCafe eCommerce Services in the CreoScitex compensation plan for all DSMs in accordance with Schedule "B" annexed to and made a part of this Agreement (the "Quota Sales Target"). Sales of printCafe eCommerce Services generated by each DSM will be allocated against the Quota Sales Target using the Contract Value for the first twelve months or the duration of the contract, whichever is shorter, regardless of the term of the contract.

                  (D) Booking Contracts. Use the DSMs and ESMs to negotiate and assist in the booking of transaction with respect to the sale of printCafe eCommerce Services by DSMs and ESMs and use contracts, purchase orders or other documentation provided by or acceptable to printCafe to book such transactions.

                  (E) Commissions. Pay commissions based on the Contract Value in accordance with Schedule "C" annexed to and made a part of this Agreement. CreoScitex will, at its sole discretion, allocate the commission earned among its regional sales representatives, DSMs and the ESMs. Commission allocated to ESMs for any sales of non-printCafe eCommerce Services shall not be materially greater than commissions allocated to such ESMs for any sales of printCafe eCommerce Services in accordance with this Agreement.

                  (F) Accelerator Payments. Pay a commission accelerator payment to each DSM who achieves his or her Quota Sales Target equal to 0.5% of the amount of CreoScitex products (excluding sales of the printCafe eCommerce Services) booked during the term of this Agreement.

                  (G) Training. Provide reasonable training for the DSMs with respect to the printCafe eCommerce Services.

         2.2 printCafe shall warrant and undertake, at printCafe's expense, to:

                  (A) printCafe eCommerce Services. Promptly supply the printCafe eCommerce Services to customers pursuant to booked contracts from the DSMs and ESMs which meet the functionality and performance criteria which printCafe releases in respect thereto.

                  (B) printCafe Product and Services Milestones. Use reasonable commercial efforts to satisfy the pricing model and functionality milestones by the deadlines set forth in Schedule "D" annexed to and made a part of this Agreement (the "Milestones") or otherwise pay to CreoScitex the applicable advance payments set forth in Schedule "D" hereto in accordance with the terms set forth therein (the "Milestone Payments") provided, however, that notwithstanding any provision of this Agreement, the Milestone Payments payable hereunder in any particular month shall not exceed, when added to the "Reimbursement of ESM Costs" (as described on Schedule "C") payable by printCafe to CreoScitex in that particular month, $41,667.00.

                  (C) Implementation and Customer Technical Support. Promptly provide installation, implementation, instruction and ongoing technical and sales support services as reasonably required to promote and maintain the goodwill, reputation and market potential of the printCafe eCommerce Services with, and the successful use and integration of, print and pre-press providers.

                  (D) Promotion. Use its reasonable commercial efforts to develop, promote and maintain the goodwill, reputation and market potential of the printCafe eCommerce Services in the Territory including the provision of pricing and functionality of such printCafe eCommerce Services which is competitive in the marketplace.

                  (E) Sales Literature. Assist CreoScitex by furnishing CreoScitex with promotional literature, technical data and other information with respect to the printCafe eCommerce Services as printCafe provides to its customers with respect to the printCafe eCommerce Services, if requested by CreoScitex.

                  (F) Training and Technical Support. Provide technical and sales support to CreoScitex by promptly answering technical questions from the DSMs and ESMs with respect to the printCafe eCommerce Services, if requested by CreoScitex. Additionally, printCafe will provide reasonable training for the ESMs with respect to the printCafe eCommerce Services if requested by CreoScitex.

                  (G) Recovery of Creo Cost of Sales. Pay to CreoScitex the "DSM Commission Reimbursement" and "Reimbursement of ESM Costs" as set forth in Schedule "C" of this Agreement (such reimbursements together referred to as the "Recovery of Creo Cost of Sales").

3.       CHANNEL MANAGEMENT LIST.

         3.1 Each of printCafe and CreoScitex will, by the fifth business day of each month during the term of this Agreement prepare and distribute to the other party an updated channel management list (referred to as the "Customer List") which shall set out the name and address of each potential customer of the printCafe eCommerce Services in the Territory identified by the printCafe sales representatives or CreoScitex sales representative, respectively.

         3.2 Neither printCafe nor CreoScitex, as the case may be, shall solicit sales of the printCafe eCommerce Services in the Territory from potential customers listed on the other party's Customer List delivered without written permission from such other party.

         3.3 A potential customer will be removed from the Customer List of printCafe or CreoScitex, as the case may be, in the following circumstances:

                  (A) if a sales representative of the applicable party fails to submit a proposal to the potential customer on such party's Customer List, with a copy of such proposal to the other party, within 90 days of the date that a copy of such Customer List was delivered or deemed delivered to the other party.

                  (B) if, after submitting a proposal, the sales representative of the applicable party fails to close the sale transaction outlined in the proposal within 90 days of the date that a copy of such proposal was delivered to or deemed delivered to the other party.

Once a potential customer has been removed from a Customer List of either party, the potential customer may not be reinstated on such party's Customer List for a period of 90 days from the date that the potential customer was removed from the applicable Customer List.

         3.4 Notwithstanding any provision to the contrary in this Agreement, a customer that purchases a eCommerce Services from either CreoScitex or printCafe, as the case may be, shall be deemed to remain on the applicable party's Customer List for a period of twelve months after the initial sale is booked by printCafe. After the expiration of such twelve month period after a sale is recorded by printCafe, each customer shall be subject to the provisions of Sections 3.1, 3.2 and 3.3.

         3.5 In circumstances where CreoScitex has listed a potential customer on its Customer List and printCafe can, with reasonable documented proof thereof, establish that a sales representative of printCafe has, within the previous 90 day period, submitted a proposal to such potential customer, then each of CreoScitex and printCafe shall appoint respective representatives who shall, in good faith, determine the party best able to service the potential customer in accordance with the guidelines agreed to by the parties from time to time.

4.       AMENDMENT AND TERMINATION.

         4.1 This Agreement may be amended or varied only by agreement in writing signed by each of the parties hereto.

         4.2 If printCafe desires to appoint a sales channel for the printCafe eCommerce Services to print and pre-press providers in the Territory other than CreoScitex or the existing printCafe sale channel then:

                  (A) printCafe will forthwith provide CreoScitex with written notice of such intent; and

                  (B) printCafe and CreoScitex promptly negotiate amendments to the Quota Sales Targets, Accelerator Payment and Recovery of Creo Cost of Sales specified herein to adjust such factors accordingly in consideration of the added sales channel.

If printCafe appoints a sales channel of the printCafe eCommerce Services to print and pre-press providers in the Territory other than CreoScitex prior to an agreement on amendments to the Quota Sales Targets described in Paragraph 2.1(c), Accelerator Payment described in Paragraph 2.1(f) and Recovery of Creo Cost of Sales, then CreoScitex will be deemed to be released from all obligations with respect to Quota Sales Targets under this Agreement and this Agreement shall be deemed to be amended accordingly.

         4.3 The parties hereto will commence a review of the Quota Sales Targets, Accelerator Payments and Recovery of Creo Cost of Sales, by the first business day of August during the term of this Agreement and will, in good faith, negotiate terms for successive forms of this Agreement for additional one year terms. The parties agree that negotiations with respect to Quota Sales Targets and Recovery of Creo Cost of Sales will be based on adjustments, if any, to the Quota Sales Targets and Recovery of Creo Cost of Sales based on expected sales of the printCafe eCommerce Services by the DSMs for the next fiscal year.

         4.4 Notwithstanding any other provision of this Agreement, Creo Products and CreoScitex, acting together as one party, or printCafe may terminate this Agreement upon:

                  (A) the failure of the other party to comply with any of the material terms or conditions herein upon such party being notified in writing by the terminating party of such failure and failing to remedy such failure within 30 days of receiving such notice;

                  (B) the other party ceasing to carry on business or otherwise making or proposing to make any sale of the whole or a substantial portion of its assets in bulk or out of the ordinary course of its business; or

                  (C) the bankruptcy or receivership of the other party or the passing of a resolution by the other party for its winding up or dissolution.

         4.5 Creo and CreoScitex, acting together, may terminate this Agreement upon written notice to printCafe by February 15, 2002, if, before January 31, 2002, printCafe delivers written notice of an amended Fixed Form Functionality milestone deadline which is later than the Fixed Form Functionality milestone deadline set forth in Schedule "D". If printCafe provides such written notice to Creo and CreoScitex and Creo and CreoScitex, acting together, do not terminate this Agreement by providing written notice to printCafe by February 15, 2002, then printCafe will only be liable for the Milestone Payments to CreoScitex as set forth in Schedule "D" from the date of the Fixed Form Functionality milestone deadline set forth in the notice and Schedule "D" shall be deemed to be amended accordingly.

5.       NOTICES.

         5.1 Any demand, notice or other communication (a "Communication") to be made or given in connection with this Agreement shall be made or given in writing and may be made or given by nationally recognized overnight courier, facsimile, personal delivery or by registered mail addressed to the applicable recipient as follows:

         (A) In the case of printCafe:

             Forty 24th Street
             Pittsburgh, PA  15222

             Facsimile:        412-456-1151
             ATTENTION:        MARC OLIN, PRESIDENT

         (B) In the case of CreoScitex:

             8 Oak Park Drive
             Bedford, MA  1730

             Facsimile:        781-275-3430
             ATTENTION:        LARRY LETTENEY

         5.2 Any notice, waiver, direction or other instrument or communication if delivered will be deemed to have been validly and effectively given on the date on which it was delivered and, if sent by facsimile transmission or nationally recognized overnight delivery service, will be deemed to have been validly and effectively given on the next business day (being a day other than a Saturday, Sunday or statutory holiday) following the day on which it was sent; provided that, if the day of delivery is not a business day, such notice, waiver, direction or other instrument or communication will be deemed to have been given and received on the next business day following such date.

         5.3 Any party hereto may change its address for notices or service from time to time by written notice given in accordance with this Section 5.

6.       EXCUSABLE DELAY.

         6.1 In the event that either party is prevented from performing or is unable to perform any of its obligations under this Agreement (other than a payment obligation) due to any act of God, fire, casualty, flood, earthquake, war, strike, lockout, epidemic, destruction of production facilities, riot, insurrection, material or component unavailability or shortage, or any other cause beyond the reasonable control of the party invoking this Section (a "Force Majeure") and if such party shall have used its best efforts to mitigate its effects, such party shall give prompt written notice to the other party, its performance shall be excused, and the time for the performance shall be extended for the period of delay or inability to perform due to such occurrences. Notwithstanding the foregoing, if such party is not able to perform within 180 days after the event giving rise to the excuse of Force Majeure, the other party may terminate this Agreement.

7.       DISPUTE RESOLUTION.

         7.1 Any dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration at Chicago, Illinois in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association by three arbitrators appointed in accordance with such rules. Each party shall select one such arbitrator, and the two arbitrators so chosen shall select the third arbitrator. The arbitrators shall apply Delaware law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this Section, without breach of this arbitration provision.

8.       GENERAL.

         8.1 Independent Contractors. The relationship of the parties is that of independent contractors, and nothing contained in this Agreement shall be construed to give either party the power to direct or control the day-to-day activities of the other party or create or assume any obligation on behalf of the other party.

         8.2 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         8.3 Certain Definitions. The terms "printCafe Products and Services", "eCommerce Services" and "Creo Sales Channel Services" shall all have the meaning prescribed thereto in the Strategic Alliance Agreement. As used in this Agreement, "book", "booking" and "booked" means when a contract is signed by printCafe and financing, if applicable, is approved.

         8.4 Entire Agreement. This Agreement, its Schedules and the documents referred to herein are the product of both CreoScitex and printCafe, and constitute the entire agreement between such parties pertaining to the subject matter hereof and thereof, and merge all prior negotiations and drafts of the parties with regard to the transactions contemplated herein and therein. Any and all other written or oral agreements existing between such parties hereto regarding such transactions are expressly canceled.

         8.5 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section shall be binding upon the parties and their respective successors and assigns.

         8.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

         8.7 Assignment; Successors and Assigns. This Agreement shall not be assigned, by operation of law or otherwise, without the express prior written consent of the party not seeking such assignment. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this agreement, except as expressly provided in this Agreement.

         8.8 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties pursuant to this Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

         8.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         8.10 Currency. Unless otherwise specifically provided in this Agreement, all references to dollar amounts or other money are expressed in terms of lawful money of the United States of America.

         8.11 Strategic Alliance Agreement. The parties agree that this Agreement is intended to set forth the understanding pursuant to which Creo and its affiliates will sell printCafe eCommerce Services in the Territory as contemplated by Section 6(b) of the Strategic Alliance Agreement. Except as set forth in the immediately preceding sentence, this Agreement is not intended to amend, modify, restrict or revise the terms of the Strategic Alliance Agreement. In particular, Creo Products or its affiliates may sell printCafe Product and Services, other than eCommerce Services in accordance with the Strategic Alliance Agreement without regard to this Agreement. If this Agreement is terminated in accordance with Section 4, the Strategic Alliance Agreement shall remain in full force and effect without regard to any term or condition contained herein.

         8.12 Allocation of Expenses. The parties agree that, except as otherwise expressly provided herein, each party will bear its own expenses incurred in connection with the performance of its respective obligations under this Agreement.


                           [SIGNATURE PAGES TO FOLLOW]

         IN WITNESS WHEREOF, the parties have caused this Sales Channel Agreement to be executed as of the date first written above by their officers thereunto duly authorized.

                                       CREOSCITEX AMERICA, INC.

                                       By: /s/ Larry K. Letteney
                                          -------------------------------------
                                       Name: Larry K. Letteney
                                       Title: President


                                       CREO PRODUCTS INC.

                                       By: /s/ Paul Kacir
                                          -------------------------------------
                                       Name: Paul Kacir
                                       Title: Assistant Corporate Secretary
                                              Creo Products Inc.


                                       PRINTCAFE, INC.

                                       By: /s/ Marc D. Olin
                                          -------------------------------------
                                       Name: Marc D. Olin
                                       Title: President and
                                              Chief Executive Officer


       SIGNATURE PAGE TO THE 2002 SALE CHANNEL AGREEMENT AMONG CREOSCITEX
             AMERICA, INC., CREO PRODUCTS INC. AND PRINTCAFE, INC.

                                  SCHEDULE "A"

                          PRINTCAFE ECOMMERCE SERVICES

1. printCafe Web Start: includes a branded web site, integration with printCafe Print Management Systems and printCafe PCX and also includes a specified amount of training, a pre-set number of Archive User licenses, SiteManager, and a predefined level of e-commerce volume with a three year commitment.

2. printCafe e-Unlimited: standard package licensing the customer to process unlimited e-commerce volume and includes the branded web site, integration to printCafe Print Management Systems, printCafe PCX, SiteManager, a specified amount of training and an unlimited number of Archive User licenses.

3. printCafe E-Commerce Purchase Agreement: low cost entry point for printers who are on the preferred vendor list of printCafe buyer side customers. The coupons are sold in $5,000 increments and represent $330,000 in transaction value and expire one year from the date of purchase. Web sites and training are not included with this service.

4. printCafe Pro (non ERP portion only): provides unlimited licensing of the Print Management System and the unlimited e-commerce product and service. It includes a waiver maintenance fees on any printCafe Print Management System and certain other ERP modules sold by printCafe, including Auto-Count (formerly Logic Auto-Count) for automated signature count and waste tracking.

5. printCafe Transaction Purchase Agreement: spot fee of 2% of a transaction value (excluding taxes, freight and shipping) charged to Printers who have no subscription plan in place.

6. Such other products and revisions to the above listed printCafe e-Commerce Services in accordance with the New Pricing Model (as described on Schedule "D").



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

                                  SCHEDULE "B"

                                     QUOTAS

------------------------------------------------------------------------------
                  TERM                                 QUOTA (PER DSM)
------------------------------------------------------------------------------
   January 1, 2002 to December 1, 2002                     $250,000
------------------------------------------------------------------------------

------------------------------------------------------------------------------




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



                                  SCHEDULE "C"

                              COST OF SALE RECOVERY

1.       DSM Commission Reimbursement

         printCafe will reimburse CreoScitex 5% on Contract Value up to the first $1,000,000 in aggregate booked contracts during the term of the Agreement.

2.       Reimbursement of ESM Costs

         ----------------------------------------------------------------------
            BOOKED CONTRACT VALUE                   COST RECOVERY PAYABLE
                (CUMULATIVE)                  (AS A % OF BOOKED CONTRACT VALUE)
         ----------------------------------------------------------------------
         $0 to $250,000                                      60%
         ----------------------------------------------------------------------
         $251,000 to $500,000                                57%
         ----------------------------------------------------------------------
         $501,000 to $750,000                                55%
         ----------------------------------------------------------------------
         $751,000 to $1,000,000                              48%
         ----------------------------------------------------------------------
         Greater than $1,000,000                             21%
         ----------------------------------------------------------------------

3. All payments pursuant to Paragraphs 1 and 2 above shall be made in three equal monthly payments beginning at the end of the month of the date of booking and collection of deposit for contracts.

4. In the event that a contract is cancelled by a customer during the 12 month period after it is booked, CreoScitex shall credit to printCafe any amounts, other than amounts that printCafe may have received and retained as payment for the printCafe eCommerce Services delivered to the customer, paid by printCafe pursuant to Paragraphs 1 and 2 related to such contract; provided, however, that CreoScitex shall not be required to credit to printCafe any amounts paid to printCafe in the event that the parties agree otherwise in writing or such cancellation is due to (i) the failure of the printCafe eCommerce Serviceto meet the site specifications published by printCafe at the time of the sale; or
         (ii) printCafe's failure to satisfy the training, implementation or customer service obligations set forth in the customer contract.

                                  SCHEDULE "D"

                       MILESTONES AND MILESTONE PAYMENTS

------------------------------------------------------------------------------------------------------------
              MILESTONE                 DEADLINE                  MILESTONE PAYMENT TO CREOSCITEX
------------------------------------------------------------------------------------------------------------
New Pricing Model               January 15, 2002        $20,000 on January 16, 2002 and $20,000 on the
                                                        fifteenth day of each month thereafter until the
                                                        New Pricing Model is delivered.
------------------------------------------------------------------------------------------------------------
Fixed Form Functionality        February 1, 2002        N/A
Specifications
------------------------------------------------------------------------------------------------------------
Fixed Form Functionality        June 1, 2002            $20,000 on June 2, 2002 and $20,000 on the first
                                                        day of each month thereafter until the Fixed Form
                                                        Functionality is delivered by printCafe in
                                                        accordance with the Fixed Form Functionality
                                                        Specifications delivered above.
------------------------------------------------------------------------------------------------------------
Smart Form Functionality        April 1, 2002           N/A
Specifications
------------------------------------------------------------------------------------------------------------
Smart Form Functionality        September 9, 2002       $10,000 on September 10, 2002 and $10,000 on the
                                                        first day of each month thereafter until the
                                                        Static Form Functionality is delivered by
                                                        printCafe to CreoScitex in accordance with the
                                                        Smart Form Functionality Specifications delivered
                                                        above
------------------------------------------------------------------------------------------------------------

Where:

     "New Pricing Model" means the pricing model which printCafe anticipates introducing to customers in January 2002 pursuant to which e-Commerce Services are priced based on size of customer/user and product features (as opposed to transaction volume and number of users) and in which the base product features include a setup fee and use of a web site for entering request for estimates.

     "Static Form Functionality" means the redesign of the printCafe web services user interface to be a set of static HTML forms and pursuant to which the fields on the form will be mapped directly to data items in the Logic, PSI, and Hagen management systems. The end user will be able to add/change/delete information in these fields to specify their job details. The printer will not be able to modify the location of the fields or which ones are displayed provided, however, that the prIntellect capability will still be available for use for other product types and the printer specifies which user interface type will appear for products.

     "Smart Form Functionality" means the extension of the printCafe web services product user interface beyond static forms so that the printer can specify which data fields will appear and where and pursuant to which the fields on the form will be mapped directly to data items in the Logic, PSI, and Hagen management systems. Printers will be able to build their own forms for all of their products. A separate forms designer tool is supplied to perform the field layout and mapping to the management system fields.